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                                                                   EXHIBIT 23.2




                           CONSENT OF INDEPENDENT ENGINEERS


As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Costilla Petroleum Corporation in Certain Properties, Effective January 1, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.8453" dated February 21, 1997 prepared for Costilla Energy, Inc. (the Company) and data extracted therefrom (and all references to our Firm) included in or made a part of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 which Annual Report on Form 10-K is incorporated by reference into this Registration Statement on Form S-8 to be filed by Costilla Energy, Inc. with the Securities and Exchange Commission, on or about October 24, 1997, for the 1996 Stock Option Plan.

                                        WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
October 24, 1997


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